Exhibit 10.2
NOBLE CORPORATION
PERFORMANCE-VESTED RESTRICTED STOCK UNIT AGREEMENT
THIS AGREEMENT, made as of the  _____  day of  _____, 20_____, by and between NOBLE CORPORATION, a Swiss corporation (the “Company”), and  _____  (“Employee”);
W I T N E S S E T H:
WHEREAS, the committee (the “Committee”) acting under the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended (the “Plan”), has determined that it is desirable to award performance-vested Restricted Stock Units (as defined in the Plan) to Employee pursuant to the Plan; and
WHEREAS, pursuant to the Plan, the Committee has determined that the performance-vested Restricted Stock Units so awarded shall be subject to the restrictions, terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Performance-Vested Restricted Stock Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards  _____  Restricted Stock Units (the “Awarded Restricted Stock Units”) to Employee pursuant to the Plan. The Awarded Restricted Stock Units are being awarded to Employee effective as of the date of this Agreement (the “Effective Date”), and shall vest or be forfeited in accordance with (and otherwise be subject to) the provisions of this Agreement. The Awarded Restricted Stock Units are being awarded to Employee without the payment of any cash consideration by Employee. The award of Restricted Stock Units made to Employee pursuant to this Section 1 is hereby designated by the Committee to be a Performance Award for the purposes of the Plan.
2. Vesting and Forfeiture. The Awarded Restricted Stock Units shall be subject to being forfeited by Employee during the Restricted Period specified in the attached Schedule I (the “Restricted Period”), and shall vest in or be forfeited by Employee as follows:
(a) If Employee remains continuously employed by the Company or an Affiliate from the Effective Date through the end of the Restricted Period, the Awarded Restricted Stock Units shall vest and the forfeiture restrictions applicable to them under this Agreement shall terminate to the extent of the percentage of vesting achieved under the performance measure and vesting schedule provisions of the attached Schedule I, and any Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.

(b) If Employee’s employment with the Company or an Affiliate terminates during the Restricted Period by reason of the death, Disability or Retirement of Employee, then the number of Awarded Restricted Stock Units equal to the total number of Awarded Restricted Stock Units awarded hereunder multiplied by a fraction, (i) the numerator of which is the number of calendar months remaining in the Restricted Period that end after the date of Employee’s termination of employment with the Company or an Affiliate by reason of death, Disability or Retirement, and (ii) the denominator of which is 36, shall be forfeited by Employee. The remaining number of Awarded Restricted Stock Units awarded hereunder shall vest subject to the forfeiture restrictions applicable to them under this Agreement which shall terminate at the end of the Restricted Period to the extent of the percentage of vesting achieved under the performance measure and vesting schedule provisions of the attached Schedule I, and any Awarded Restricted Stock Units that do not vest at the end of the Restricted Period shall be forfeited by Employee.
(c) If Employee’s employment with the Company or an Affiliate terminates during the Restricted Period for any reason other than the death, Disability or Retirement of Employee, all of the Awarded Restricted Stock Units shall be forfeited by Employee.
(d) The foregoing provisions of this Section 2 to the contrary notwithstanding, if a 409A Change in Control (as defined below) occurs during the Restricted Period, 50% of the then outstanding Awarded Restricted Stock Units awarded hereunder shall vest and the forfeiture restrictions applicable to them under this Agreement shall terminate, and the remaining 50% of the then outstanding Awarded Restricted Stock Units awarded hereunder shall be forfeited by Employee. For the purposes of this Agreement, a “409A Change in Control” means a Change in Control (as defined in the Plan) that also is a change in control event within the meaning of U.S. Treas. Reg. section 1.409A-3(i)(5). The parties expressly agree that the provisions of this Section 2(d) shall be the exclusive means by which an Awarded Restricted Stock Unit shall vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company, and that no provision of any plan, employment agreement or other agreement or arrangement pertaining to Employee and the Company or an Affiliate shall cause an Awarded Restricted Stock Unit to vest in connection with a change in the ownership or effective control of the Company or a change in the ownership of the assets of the Company unless this Section 2(d) is amended in writing by the parties to provide for such vesting.
For the purposes of this Agreement, transfers of employment without interruption of service between or among the Company and any of its Affiliates shall not be considered a termination of employment.
3. Issuance of Shares. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(a) or Section 2(b) hereof, as soon as practicable after the percentage of vesting achieved under the performance measure and vesting provisions of the attached Schedule I has been determined and certified in writing by the Committee and during the period beginning at the end of the Restricted Period and ending on March 15 following the end of the Restricted Period, the Company shall issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled. With respect to an Awarded Restricted Stock Unit that vests pursuant to the provisions of Section 2(d) hereof, as soon as practicable (but in no event later than 30 days) following the occurrence of a 409A Change in Control, the Company shall issue or transfer to Employee one Share in settlement of such Awarded Restricted Stock Unit and such Awarded Restricted Stock Unit shall be canceled.

4. No Rights as Shareholder. Employee shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the Shares subject to the Awarded Restricted Stock Units, unless and until such Shares are issued or transferred to Employee as provided herein.
5. Cash Dividend and Cash Distribution Equivalent Rights. The Company hereby awards cash dividend and cash distribution equivalent rights to Employee with respect to the Awarded Restricted Stock Units. The cash dividend and cash distribution equivalent rights awarded to Employee under this Section 5 shall entitle Employee to the payment, with respect to each Share that is subject to an Awarded Restricted Stock Unit that has not been canceled or forfeited, of an amount in cash equal to the amount of any cash dividend or other cash distribution paid by the Company with respect to one Share while such Awarded Restricted Stock Unit remains outstanding. Such amount shall be paid to Employee by Employee’s employer on the date of the payment of the related cash dividend or cash distribution. The award of cash dividend and cash distribution rights made to Employee pursuant to this Section 5 is not a Performance Award for the purposes of the Plan.
6. Agreements Regarding Withholding Taxes.
(a) Employee shall make arrangements satisfactory to the Committee for the payment of taxes of any kind that are required by law to be withheld with respect to the Awarded Restricted Stock Units or the cash dividend and cash distribution equivalent rights awarded under this Agreement, including, without limitation, taxes applicable to (i) the awarding of the Awarded Restricted Stock Units or the issuance or transfer of Shares in settlement thereof, or (ii) the awarding of the cash dividend and cash distribution equivalent rights or the payments made with respect thereto.
(b) Unless and until the Committee shall determine otherwise and provide notice to Employee in accordance with Section 6(c) of this Agreement, any obligation of Employee under Section 6(a) of this Agreement that arises with respect to the issuance or transfer of Shares in settlement of Awarded Restricted Stock Units that have become vested shall be satisfied by the Company withholding a portion of such Shares valued at their Fair Market Value as of the date on which the taxable event that gives rise to the withholding requirement occurs.
(c) The Committee may determine, after the Effective Date and on notice to the Employee, to authorize one or more arrangements (in addition to or in lieu of the arrangement described in Section 6(b) of this Agreement) satisfactory to the Committee for Employee to satisfy the obligation of Employee under Section 6(a) of this Agreement.
(d) If Employee does not, for whatever reason, satisfy the obligation of Employee under Section 6(a) of this Agreement, then the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to Employee the amount required to satisfy the obligation of Employee under Section 6(a) of this Agreement.

7. Non-Assignability. This Agreement is not assignable or transferable by Employee. No right or interest of Employee under this Agreement or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or a similar domestic relations order under applicable foreign law, either in such form as is acceptable to the committee), and no such right or interest shall be liable for or subject to any debt, obligation or liability of Employee.
8. Defined Terms; Plan Provisions. Unless the context clearly indicates otherwise, the capitalized terms used (and not otherwise defined) in this Agreement shall have the meanings assigned to them under the provisions of the Plan. By execution of this Agreement, Employee agrees that the Awarded Restricted Stock Units and the cash dividend and cash distribution equivalent rights awarded under this Agreement shall be governed by and subject to all applicable provisions of the Plan. This Agreement is subject to the Plan, and the Plan shall govern where there is any inconsistency between the Plan and this Agreement.
9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof, except to the extent Texas law is preempted by federal law of the United States or by the laws of Switzerland.
10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
11. Entire Agreement; Amendment. This Agreement, together with any Schedules and Exhibits and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented by mutual consent of the parties hereto at any time, with respect to any of the terms contained herein, in such manner as may be agreed upon in writing by such parties.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if directed in the manner specified below, to the parties at the following addresses and numbers:
(a) If to the Company, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
Noble Corporation
Dorfstrasse 19A
6340 Baar
Switzerland
Attention: Chief Executive Officer
Fax: 281-596-4486
With a copy to:
Chairman of Compensation Committee
c/o Noble Corporation
Dorfstrasse 19A
6340 Baar
Switzerland
Fax: 281-596-4486
(b) If to Employee, when delivered by hand, confirmed fax or mail (registered or certified mail with postage prepaid) to:
The address and number, if any, set forth opposite
Employee’s signature below
Either party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.
13. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
14. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.
15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.
16. Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

17. References. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.”
18. Unfunded Awards. The awards made under this Agreement are unfunded and unsecured obligations and rights to provide or receive compensation in accordance with the provisions of this Agreement, and to the extent that Employee acquires a right to receive compensation from the Company or an Affiliate pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
19. Compliance with Code Section 409A. The compensation payable to or with respect to Employee pursuant to this Agreement is intended to be compensation that is not subject to the tax imposed by Code Section 409A, and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.

NOBLE CORPORATION

By:

		Name:	Julie J. Robertson
		Title:	Executive Vice President
and Corporate Secretary

Address and fax number, if any:

Employee
Dorfstrasse 19A
6340 Baar
Switzerland
Fax: 281-596-4486

SCHEDULE I
NOBLE CORPORATION
PERFORMANCE MEASURES FOR THE 2011-2013 PERFORMANCE CYCLE
AWARD OF PERFORMANCE-VESTED RESTRICTED STOCK
The Committee has determined and specifies that the following Performance Cycle, Restricted Period and Performance Measures shall apply to the Awarded Restricted Stock Units:
1. Performance Cycle. The Performance Cycle applicable to the Awarded Restricted Stock Units shall be the three-year period beginning on January 1, 20_____, and ending on December 31, 20_.
2. Restricted Period. The Restricted Period applicable to the Awarded Restricted Stock Units shall be the three-year period beginning on the Effective Date and ending on the third anniversary of the Effective Date.
3. Performance Measure. The Performance Measure used to determine the extent of the vesting of the Awarded Restricted Stock Units is the cumulative total shareholder return (“TSR”) for the Shares of the Company for the Performance Cycle. The Awarded Restricted Stock Units that are outstanding as of the end of the Restricted Period will vest or be forfeited based on the Company’s TSR performance relative to the following group of competitor companies (the “Competitor Group”): Atwood Oceanics, Inc.; Baker Hughes Inc.; Diamond Offshore Drilling Inc.; Ensco International plc; FMC Technologies, Inc.; Halliburton Company; Nabors Industries Ltd.; National Oilwell Varco, Inc.; Oceaneering International, Inc.; Pride International Inc.; Rowan Companies Inc.; Schlumberger Ltd.; Transocean Ltd.; and Weatherford International Ltd.
TSR for the Performance Cycle shall be defined and calculated as follows, where “Beginning Price” is the average of the closing prices on the 30 NYSE trading days immediately preceding the beginning of the Performance Cycle, and the “Ending Price” is the average of the closing prices on the last 30 NYSE trading days of the Performance Cycle, in each case as applied to the applicable equity security:
TSR = (Ending Price — Beginning Price + dividends and cash distributions per share paid*)
Beginning Price

*
Stock dividends paid in securities rather than cash in which there is a distribution of less than 25 percent of the outstanding shares (as calculated prior to the distribution) shall be treated as cash for purposes of this calculation.

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The companies comprising the Competitor Group on the last NYSE trading day of the Performance Cycle shall be the companies used in the comparison for determining the Competitor Group performance measurement. If a Competitor Group company’s common equity security is no longer publicly traded on the last NYSE trading day of the Performance Cycle, then an appropriate proportionate adjustment will be effected over the remaining number of companies in the Competitor Group in making the determination of the Competitor Group measure; provided, however, that if the number of companies comprising the Competitor Group on the last NYSE trading day of the Performance Cycle is less than five, then notwithstanding anything contained herein to the contrary, the Company’s TSR performance shall be determined relative to the TSR performance of the applicable securities of the companies in the Dow Jones U.S. Oil Equipment & Services Index (the “Index”), and the Competitor Group performance measure shall be inapplicable and not used in determining the overall performance measure for vesting. If the Index performance measure becomes applicable, the companies comprising the Index on the last NYSE trading day of the Performance Cycle shall be the companies used in the comparison for determining the Company’s percentile rank relative to the companies in the Index. Any company in the Index on the last NYSE trading day of the Performance Cycle that entered the Index after the first NYSE trading day of the Performance Cycle will, for the purpose of calculating the TSR of the companies in the Index, be added into the Index only as of the time such company entered the Index. For example, if a company enters the Index on March 31 of a year during the Performance Cycle and is in the Index on the last trading day in the Performance Cycle, the entering company’s performance for comparison purposes relative to the Company and the other companies in the Index will be included only from such March 31 date on which the company entered the Index.
The number of the Awarded Restricted Stock Units that will vest at the end of the Restricted Period on the basis of the Performance Measure for the Performance Cycle shall be determined in accordance with the vesting schedule set forth on Annex I attached to and hereby made a part of this Schedule I. The level of achievement of the Performance Measure for the Performance Cycle, and the applicable vesting or forfeiture of the Awarded Restricted Stock Units that are outstanding at the end of the Restricted Period, shall be determined and certified in writing by the Committee as soon as reasonably practicable after the end of the Performance Cycle, but in no event later than 60 days after the end of the Performance Cycle.

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ANNEX I TO SCHEDULE I
20_-20__ Performance Cycle
Performance-Vested Restricted Stock Unit Agreement Vesting Schedule

			Percentage of
			the Awarded
	TSR	Percentage of	Restricted
Performance	Percentile	the Target	Stock Units
Level	Versus Peers	Achieved	Vesting
Maximum	90th	200%	100%
Above Target	75th	150%	75%
Target	51st	100%	50%
Threshold	25th	50%	25%
Below Threshold	<25th	0%	0%
Percentile results between those listed will be interpolated on a linear basis for performance above the 25th percentile (threshold level)

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